EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
                              As of March 1, 1995

                                                                Percentage Of
                                                                Voting Stock
                                                                  Owned Or
                                                   Place of     Controlled By
             Name                                Incorporation The Registrant
- ---------------------------------               -------------- --------------
Whitman Corporation (Registrant)                   Delaware
 IC Equities, Inc                                  Delaware         100%
 Cove Development Corp.                            Delaware         100
 Whitman Leasing, Inc.                             Delaware         100
 Illinois Center Corporation                       Delaware         100
  S&T South, Inc.                                  Illinois         100
 Mid-America Improvement Corporation               Illinois         100
 South Properties, Inc.                            Illinois         100
  Environ of Inverrary, Inc.                       Florida          100
  S&T of Mississippi, Inc.                         Mississippi      100
 Midas International Corporation                   Delaware         100
  Cosmic Enterprises, Inc.                         Delaware         100
   Cosmic Stores, Inc.                             New York         100
  Midas Euro, Inc.                                 Delaware         100
  Midas Realty Corporation                         Delaware         100
   Midas Properties, Inc.                          New York         100
  Muffler Corporation of America                   Illinois         100
  Midas France S.A.                                France           100
  Midas Mufflers (Vic.) Pty. Ltd.                  Australia        100
   Midas Australia Pty. Ltd.                       Australia        100
  Midas S.A.                                       Belgium          100
  Midas Silenciador, S.A.                          Spain            100
  Top Escape                                       Spain            100
  Carex Uitlaatcenter N.V.                         Belgium          100
  Midas International Corporation                  Wyoming          100
   Midas Canada Holdings, Ltd.                     Canada           100
     Midas Canada, Inc.                            Canada           100
      Midas  Realty Corp. of Canada, Inc.          Canada           100
  Midas Autoservice GESMBH                         Austria          100
 Midas Schweiz AG                                  Switzerland      100
 Pepsi-Cola General Bottlers, Inc.                 Delaware          80
  PCGB, Inc                                        Illinois          80
  Genadco Advertising Agency, Inc.                 Illinois          80
  General Bottlers, Inc.                           Delaware          80
  Iowa Vending, Inc.                               Delaware          80
  Kolmar Products Corporation                      Wisconsin         80
  Pepsi-Cola General Bottlers of Indiana, Inc.     Delaware          80
  Pepsi-Cola General Bottlers of Ohio, Inc.        Delaware          80
  Pepsi-Cola General Bottlers of Virginia, Inc.    Virginia          80
  Pepsi-Cola General Bottlers of Princeton, Inc.   West Virginia     80
  Pepsi-Cola Bottling Co. of Bloomington, Inc.     Delaware          80
  Pepsi-Cola Bottling Co. of Wisconsin, Inc.       Wisconsin         80
  Marquette Bottling Works, Incorporated           Michigan          80

  Northern Michigan Vending, Inc.                  Michigan          80
  Pepsi-Cola General Bottlers of Iowa, Inc.        Iowa              80
  Pepsi-Cola Bottling Company, Inc.
   of Waterloo, Iowa                               Iowa              80
  GB International, Inc.                           Delaware          80
  General Bottlers Sp.z o.o                        Poland            80
 Hussmann Corporation                              Missouri         100
  Krack Corporation                                Illinois         100
  Hussmann Tempcool Holdings PTE Limited           Singapore         50
  Luoyang Hussmann Refrigeration Co., Ltd.         China             55
  Whitman Insurance Co., Ltd.                      Bermuda          100
  Hussmann Canada Holdings, Ltd.                   Canada           100
   Hussmann Canada, Inc.                           Canada           100
  Hussmann Holdings, Ltd.                          Great Britain    100
   Hussmann (Europe) Ltd.                          Great Britain    100
   Hussmann Refrigeration Ltd.                     Great Britain    100
   Hussmann Manufacturing, Ltd.                    Scotland         100
  Hussmann Mexico S.A. de C.V.                     Mexico           100
   American Refrigeration Products S.A. de C.V.    Mexico           100
   Industrias Frigorificas S.A. de C.V.            Mexico           100
   Hussmann Inmobiliaria, S.A. de C.V.             Mexico           100

The names of certain subsidiaries are omitted because such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.